EXHIBIT 4.1

Execution Version
THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.
THE REGISTERED HOLDER OF THIS PURCHASE WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED.
PURCHASE WARRANT FOR COMMON STOCK
For the Purchase of Up to 1,250,000 Shares of Common Stock
of
CALIFORNIA RESOURCES CORPORATION

No. W-1	July 22, 2019
1.    Purchase Warrant. THIS CERTIFIES THAT, for value received by California Resources Corporation, a Delaware corporation (the “Company”), CA Energy Investor, LLC, a Delaware limited liability company, or its registered assigns (“Holder”), as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from and after the Commencement Date (as defined below) applicable to such Tranche, and at or before 5:00 p.m., Eastern time, on the fifth anniversary of the Commencement Date applicable to such Tranche (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to such number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), of such Tranche or Tranches which are exercisable as of such date. This Purchase Warrant is initially exercisable at $40.00 per Share (the “Initial Exercise Price”); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified.
2.    Exercise. Holder may exercise this Purchase Warrant, in whole or in part, in accordance with the procedures set forth in this Section 2 below.
2.1    Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant, and if a cash exercise is elected, payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check (the date all such items are delivered to the Company, the “Exercise Date”). If the subscription rights represented hereby with respect to a Tranche are not exercised at or before 5:00 p.m., Eastern Time, on the Expiration Date applicable to such Tranche, this Purchase Warrant shall become and be void without further force or effect, and all rights to exercise this Purchase Warrant represented hereby with respect to such Tranche shall cease and expire. If the Expiration Date applicable to a Tranche is a day on which banking institutions are authorized by Law to close, then this

US 6004495

Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein.
2.2    Cashless Exercise. Holder may elect in its sole discretion to exercise this Purchase Warrant through a cashless exercise, pursuant to which Holder shall be entitled to receive the number of Shares computed using the following formula:
X = Y (A-B)
A
Where    X = the number of Shares to be issued to Holder by the Company
Y = the number of Shares that Holder elects to purchase under this Purchase Warrant (as of the date of such calculation)
A = the Per Share Price (as of the date of such calculation)
B = the Exercise Price (as may be adjusted pursuant to Section 6).
3.    Delivery of Shares.
3.1    Upon exercise of this Purchase Warrant, the Company shall promptly (but in no event later than ten (10) business days after the Exercise Date) issue and deliver to Holder (or a designee thereof) a certificate for the Shares or evidence that the Shares have been delivered electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions. Such issuance and delivery shall be made without charge to Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.
3.2    Legend. The Shares purchased under this Purchase Warrant shall bear a legend as follows unless the offer and sale of such securities has been registered under the Securities Act of 1933, as amended (the “Securities Act”), or such securities are eligible for resale without restriction and without the need for current public information pursuant to Rule 144(b) under the Securities Act:
“THE OFFER AND SALE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”
4.    Transfer.
4.1    General Restrictions. The registered Holder of this Purchase Warrant may sell, transfer, assign, pledge or hypothecate (“Transfer”) this Purchase Warrant only to (i) an Affiliate of CA Energy Investor, LLC or (ii) a Person other than an Affiliate of CA Energy Investor, LLC if, immediately following such Transfer, such Person will be the Holder of a Purchase Warrant or Purchase Warrants representing the same number of shares of Common Stock underlying this Purchase Warrant initially issued as of July 22, 2019 (the “Issuance Date”) (as adjusted as provided in Section 6 thereof), other than Shares with respect to which the Purchase Warrant has already been exercised or has expired. Transfers may be made subject to compliance with or exemptions from applicable securities laws and the terms of this Purchase Warrant.

In order to make any permitted Transfer, Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. Within five (5) business days of the Company’s receipt of such assignment form, the Company shall transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number (and expressly stating which Tranche or Tranches such portion relates to) as shall be contemplated by any such assignment (subject to the assignee(s) execution of such new Purchase Warrant(s)).
4.2    Restrictions Imposed by the Securities Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (a) the Company has received an opinion of counsel for Holder reasonably acceptable to the Company that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, or (b) a registration statement or a post-effective amendment to the registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established to the Company’s satisfaction, acting reasonably and in good faith.
5.    New Purchase Warrants to be Issued.
5.1    Partial Exercise or Transfer. Subject to the restrictions in Section 4 hereof, this Purchase Warrant may be exercised or Transferred in whole or in part. In the event of the exercise or Transfer hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of Holder evidencing the right of Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.
5.2    Lost Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.
6.    Adjustments.
6.1    Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:
6.1.1    Stock Dividends and Distributions, Stock Splits and Reclassifications. In the event that the Company (a) pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock to holders of its outstanding Common Stock, (b) subdivides its outstanding shares of Common Stock into a greater number of shares Common Stock, (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (d) issues any shares of its capital stock in a reclassification of the Common Stock, then the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted. Any adjustment made herein that results in a decrease (or increase) in the Exercise Price shall also result in a proportional increase (or decrease) in the number of Shares into which this Purchase Warrant is exercisable. Successive adjustments in the Exercise Price and number of Shares shall be made whenever any event specified above shall occur. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
6.1.2    Replacement of Securities upon Reorganization, etc. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its or its subsidiaries’ property, assets or business to another Person, in each case to the extent not covered by Section 6.1.1, and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring Person, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Purchase Warrant, the number of shares of common stock of the successor or acquiring Person or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Purchase Warrant is exercisable immediately prior to such event.
6.1.3    Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Issuance Date or the computation thereof.
6.2    Substitute Purchase Warrant. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets described in Section 6.1.2 (an “Extraordinary Transaction”), the Company shall cause the successor or acquiring Person to execute and deliver to Holder a supplemental Purchase Warrant providing that the Holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such Extraordinary Transaction, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such Extraordinary Transaction. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The foregoing provisions of this Section 6 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.
6.3    Elimination of Fractional Interests. The Company shall not be required to issue fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.
7.    Call Provision. Subject to the provisions of this Section 7, if after the Commencement Date of the Tranche 1 Shares and ending on the Expiration Date of the Tranche 6 Shares (the “Redemption Period”), the closing price for the Common Stock exceeds the Exercise Price for at least twenty (20) trading days during a consecutive thirty (30) trading day period (each such period, a “Measurement Period”, the thirtieth consecutive trading day of which shall not fall on a date later than the last day of the Redemption Period), then the Company may upon ten (10) days prior written notice (the “Redemption Notice”), call for redemption (“Call”) any or all of this Purchase Warrant then exercisable for per Share consideration equal to the Exercise Price; provided that the Redemption Notice is delivered to Holder within five (5) business days after the end of the Measurement Period (and for the avoidance of doubt, if the applicable Redemption Notice is not delivered within such period, the Call right with respect to such Measurement Period shall immediately expire without any action on the part of any Person). If the conditions set forth herein for such Call are satisfied, the Company exercises the Call in accordance with the terms hereof and pays the aggregate consideration payable with respect to the portion of this Purchase Warrant that is subject to the Call, then the portion of this Purchase Warrant that has been so Called and for which a notice of exercise shall not have been received by the Company by the Redemption Date (as defined below) will be cancelled at 5:00 p.m., Eastern Time, on the tenth day after the date the Redemption Notice is delivered to Holder (such date, the “Redemption Date”). In furtherance thereof, the Company covenants and agrees that it will honor all valid exercises with respect to Shares subject to a Redemption Notice that are tendered prior to 5:00 p.m., Eastern Time, on the Redemption Date.
8.    Reservation; Listing. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Warrants, such number of Shares as shall be issuable upon the full exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor (whether in cash or by the cashless exercise procedure described in Section 2.2), in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. The Company shall not by any action avoid or seek to avoid the observance or performance of any of the terms of this Purchase Warrant, and will in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Purchase Warrant against impairment.
9.    Registration Rights.
9.1    The Company agrees that, within thirty (30) calendar days following the Issuance Date (the “Filing Date”), the Company will file with the Commission a shelf registration statement (the “Registration Statement”) registering the resale of the Shares on a delayed and continuous basis, and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as reasonably practicable after the Filing Date and maintain the effectiveness of the Registration Statement until such time as all of Holder’s Shares have been sold thereunder, are eligible for resale without restriction and without the need for current public information pursuant to Rule 144(b) under the Securities Act or the Expiration Date; provided, however, that the Company’s obligation to include the resale of the Shares in the Registration Statement is contingent upon Holder furnishing in writing to the Company such information regarding Holder, the securities of the Company held by Holder and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and executing such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.
9.2    If on the Filing Date the Company is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act, such Registration Statement shall be a registration statement that shall become effective upon filing with the Commission pursuant to Rule 462(e) (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act.
9.3    Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Holder, delay the filing of the Registration Statement, delay requesting effectiveness of such Registration Statement or, if such Registration Statement has already become effective, suspend the use of any prospectus which is a part of the Registration Statement if the Company determines in good faith that such delay or suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which is not, in the good faith opinion of the Company, in the best interests of the Company, or (B) amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided that the Company shall promptly (a) notify Holder in writing of the commencement of an Allowed Delay, (b) advise Holder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay (in which event Holder shall discontinue sales of Shares pursuant to such Registration Statement but Holder may settle any contracted sales of Shares) and (c) use its reasonable best efforts to terminate an Allowed Delay as promptly as practicable; provided, further, that in no event shall Holder be suspended under this Section 9.3 for a period that exceeds ninety (90) consecutive days or one hundred twenty (120) days in aggregate in any one-year period. Upon notice by the Company to Holder of any determination to delay the filing of the Registration Statement, delay requesting effectiveness of the Registration Statement or suspend the use of any prospectus which is a part of the Registration Statement, Holder shall keep the fact of any such suspension strictly confidential and shall not use or disclose such notice or information to any Person other than Holder’s legal counsel or as required by law. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to Holder and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Shares as contemplated in this Article 9.
10.    Representations and Warranties of Holder. Holder hereby represents and warrants to, and acknowledges to, and agrees with, the Company as of the date hereof and, with respect to Sections 10(e) through 10(k), as of the date of any exercise hereof that:

(a)	Organization, Existence and Qualification. Holder is an entity that has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization.

(b)
Authorization and Enforceability. Holder has the requisite power and authority to execute and deliver this Purchase Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holder of this Purchase Warrant has been duly and validly authorized by all necessary requisite action on the part of Holder. This Purchase Warrant has been duly executed and delivered by Holder and constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)
No Violation. The execution, delivery and performance by Holder of this Purchase Warrant will not, with or without notice or the passage of time or both: (i) violate any provision of the organizational documents of Holder, if Holder is an entity; (ii) conflict with or violate or breach the terms of, result in a default under, result in the creation of any lien under, or give rise to any right of termination, cancellation, forfeiture, suspension, adverse modification, or acceleration under any note, bond, mortgage, indenture, credit agreement or other contract to which Holder is a party or by which it is bound; (iii) violate any judgment, order, ruling, regulation or decree applicable to Holder as a party in interest; or

(iv) violate any Law applicable to Holder or any of its assets, except any matters described in clauses (ii), (iii) or (iv) above which would not have a material adverse effect on the ability of Holder to consummate the transactions contemplated hereby.

(d)
Consents, Approvals or Waivers. All consents, approvals, authorizations or waivers from, and any registrations or filings with or notifications to, any Governmental Authority required on the part of Holder in connection with Holder’s execution, delivery or performance of this Purchase Warrant and the consummation of the transactions contemplated hereby have been obtained and are effective as of the date hereof.

(e)
Investment Intent. Holder understands that the Purchase Warrant and the Shares, as applicable, are “restricted securities” and as of the date hereof, have not been registered under the Securities Act or any applicable state securities law. Holder is acquiring the Purchase Warrant and, upon exercise of the Purchase Warrant, the Shares, as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Purchase Warrant or Shares, as applicable, has no present intention of distributing any of such Purchase Warrant or Shares, as applicable, and has no arrangement or understanding with any other Persons regarding the distribution of such Purchase Warrant or Shares, as applicable, in any transaction in violation of the applicable federal and state securities laws in the United States (this representation and warranty not limiting Holder’s right to sell or otherwise dispose of the Purchase Warrant or the Shares, as applicable, in compliance with applicable federal and state securities laws in the United States and in compliance with other agreed restrictions). Holder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any part of the Purchase Warrant or the Shares, as applicable. Holder understands and acknowledges that the Purchase Warrant and the Shares, as applicable, may be subject to certain resale restrictions under applicable securities laws. Holder also acknowledges that it has been advised to consult its own legal advisers with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and that, without limiting the representations and warranties made by the Company in this Purchase Warrant, the Company is not in any manner responsible for ensuring compliance by Holder with such restrictions).

(f)	Holder Status. Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(g)
Legends. Holder understands that, until such time as the Shares have been registered pursuant to the provisions of the Securities Act, or the Shares are otherwise eligible for resale under the Securities Act (including pursuant to Rule 144 promulgated thereunder) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend as set forth in Section 3.2.

(h)
Experience of Holder. Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchase Warrant and the Shares, as applicable, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the Purchase Warrant and the Shares, as applicable, and, at the present time, is able to afford a complete loss of such investment.

(i)
Access to Information. Holder acknowledges that it has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchase Warrant and the Shares and the merits and risks of investing in the Purchase Warrant and the Shares; (B) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (C) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Purchase Warrant and the purchase of the Shares; and (D) the opportunity to ask questions of management. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Purchase Warrant and the Shares, as applicable. Notwithstanding anything contained herein to the contrary, Holder acknowledges that the Company and its representatives may possess material nonpublic information regarding the Company and its subsidiaries (collectively, the “Non-Public Information”) not known to Holder that may be material to a reasonable investor, such as Holder, when making investment decisions, including the decision to enter into this Purchase Warrant or exercise this Purchase Warrant, and Holder’s decision to enter into this Purchase Warrant or exercise this Purchase Warrant is being made with full recognition and acknowledgment that the Company is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to Holder. This Section 10(i) is not intended to, and shall not, limit the representations and warranties made by the Company in this Purchase Warrant.

(j)
Independent Investment Decision. Holder has independently evaluated the merits of its decision to enter into this Purchase Warrant and purchase the Shares, as applicable, and Holder confirms that it has not relied on the advice of any other Person’s business and/or legal counsel in making such decision. Holder understands that nothing in this Purchase Warrant or any other materials presented by or on behalf of the Company to such Holder in connection with the Purchase Warrant or the purchase of the Shares, as applicable, constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Purchase Warrant and its purchase of the Shares, as applicable. This Section 10(j) is not intended to, and shall not, limit the representations and warranties made by the Company in this Purchase Warrant.

(k)
No Reliance. Holder has not relied on any representation or warranty in connection with the Purchase Warrant or purchase of the Shares, as applicable, other than those contained in this Purchase Warrant.

11.    Representations and Warranties of the Company. The Company hereby represents and warrants to Holder as follows as of the date of this Purchase Warrant:

(a)
Organization; Existence and Qualification. The Company is duly organized and is validly existing and in good standing under the Laws of the state of its formation, is duly qualified to do business and is in good standing in each jurisdiction in which it is required to qualify in order to conduct its business, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Change.

(b)	Authorization and Enforceability.

(i)
The Company has the requisite power and authority to execute and deliver this Purchase Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Purchase Warrant and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Company.

(ii)
(A) This Purchase Warrant has been duly executed and delivered by the Company and (B) this Purchase Warrant constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except, in the case of clause (B), as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)
No Violation. The execution, delivery and performance by the Company of this Purchase Warrant, and the consummation of the transactions contemplated hereby will not, with or without notice or the passage of time or both: (i) violate any provision of the organizational documents of the Company; (ii) violate or breach the terms of, result in a default under, result in the creation of any lien, or give rise to any right of termination, cancellation, forfeiture, suspension, adverse modification, or acceleration under (x) any note, bond, mortgage, indenture or credit agreement to which the Company is a party and (y) any other contract to which the Company is a party or by which it is bound or to which any of its assets are subject; (iii) violate any judgment, order, ruling, regulation or decree applicable to the Company or any of its properties or assets; or (iv) violate any Law applicable to the Company or any of its properties or assets, except for matters described in clauses (ii), (iii) or (iv) above which would not reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

(d)
Consents, Approvals or Waivers. The execution, delivery and performance by the Company of this Purchase Warrant (including the authorization, issuance and delivery of the Shares) will not be subject to or require any consent, approval, authorization, or waiver from, or any registration or filing with or notification to, any Person, except for (i) filings required by federal and state securities Laws, (ii) the approval for listing on the NYSE of the Shares; and (iii) such consents as have been obtained or where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to materially adversely affect the rights of Holder hereunder.

12.    No Rights as Shareholder until Exercise. This Purchase Warrant does not entitle Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.
13.    Certain Notice Requirements.
13.1    Holder’s Right to Receive Notice. If at any time prior to the earlier to occur of the Expiration Date of the Tranche 6 Shares or the exercise of this Purchase Warrant, any of the events described in Section 13.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Without limiting the foregoing, the Company shall deliver to Holder a copy of each notice given to any of the other shareholders of the Company at the same time and in the same manner that any such notice is given to the shareholders.
13.2    Events Requiring Notice. The Company shall be required to give the notice described in this Section 13 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, (ii) the Company shall offer to all or any of the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.
13.3    Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same.
13.4    Transmittal of Notices. All notices that are required or may be given pursuant to this Purchase Warrant shall be sufficient in all respects if given in writing. Any such notice shall be deemed given (a) when made, if made by hand delivery, and upon confirmation of receipt, if made by electronic mail transmission, (b) one business day after being deposited with a next-day courier, postage prepaid, or (c) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:
If to Holder:
CA Energy Investor, LLC
c/o Colony HB2 Energy, LLC
2777 Allen Parkway, Suite 600
Houston, Texas 77019
Attention: Kathryn McCoy
Email:    kmccoy@colonyhb2.com
With a copy (which shall not constitute notice) to:
Colony HB2 Energy, LLC
3322 West End Avenue, Suite 450
Nashville, TN 37203
Attention: Chrystie Holmstrom
Email: cholmstrom@colonyhb2.com
With a copy (which shall not constitute notice) to:
Colony Capital, Inc.
515 South Flower St., 44th Floor
Los Angeles, California 90071
Attention: Director of Legal
Email:    legal@clny.com

with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:     Adam M. Turteltaub
Robert A. Rizzo
Email:         aturteltaub@willkie.com
rrizzo@willkie.com
If to the Company:
California Resources Corporation
27200 Tourney Road, Suite 315
Santa Clarita, CA 91355
Attention: Michael Preston
Email: michael.preston@crc.com
with a copy (which shall not constitute notice) to:
Vinson & Elkins LLP
1001 Fannin Street
Suite 2500
Houston, TX 77002
Attention: Sarah Morgan
Email: smorgan@velaw.com
14.    Miscellaneous.
14.1    Amendments. The terms of this Purchase Warrant may be amended only with the written consent of the Company and Holder.
14.2    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.
14.3    Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.
14.4    Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.
14.5    Applicable Law. This Purchase Warrant and any claim, controversy or dispute arising under or related to this Purchase Warrant shall be governed by, and construed in accordance with the laws of, the State of Delaware without regard to its choice of law provisions.

14.6    Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Purchase Warrant and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. In addition, each of the parties hereby irrevocably and unconditionally agrees (a) that it is and shall continue to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (i) to the extent that such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal processes and notify the other parties of the name and address of such agent, and (ii) to the fullest extent permitted by law, that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the U.S. Postal Service constituting evidence of valid service, and that, to the fullest extent permitted by applicable law, service made pursuant to (b)(i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.
14.7    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS PURCHASE WARRANT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
14.8    Waiver, etc. The failure of the Company or Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.
15.    Defined Terms. As used herein:
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person.
“Commencement Date” means the date as of which a Tranche becomes exercisable in accordance with this Purchase Warrant.
“Control” (including the terms “Controlling”, “Controlled by” and “under common Control with”) with respect to any Person means the possession, directly or indirectly, of the power to exercise or determine the voting of more than fifty percent (50%) of the voting rights in a corporation, and, in the case of any other type of entity, the right to exercise or determine the voting of more than fifty percent (50%) of the equity interests having voting rights, or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Exercise Price” means the Initial Exercise Price as may be adjusted pursuant to Section 6.
“FDA” means that certain Farmout and Development Agreement, dated as of July 22, 2019, by and among CA Energy Investment Holdco, LLC (“Partner”), California Resources Elk Hills, LLC (“CRC”) and CRC Marketing, Inc.
“FDA Capital Commitment” means the Maximum Capital Commitment as such term is defined in the FDA.
“FDA Funding Percentage” means the quotient of (x) the amount of Qualified Costs (as defined in the FDA), plus any other capital provided by Partner (or any Affiliate thereof) that has been funded as of any date towards the FDA Capital Commitment, divided by (y) the FDA Capital Commitment.
“Governmental Authority” means any federal, state, local or foreign government and/or any political subdivision thereof, including departments, courts, arbitrators, commissions, boards, bureaus, ministries, agencies or other instrumentalities.
“Laws” means all laws, statutes, constitutions, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.
“Material Adverse Change” means any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity.
“Per Share Price” means: (i) if the Company’s Common Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the closing price of Company’s Common Stock as quoted on any exchange, as published in the Western Edition of The Wall Street Journal for the trading day immediately prior to the date of Holder’s election hereunder, or (ii) if the Company’s Common Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the closing bid or sales price, whichever is applicable, of the Company’s Common Stock for the trading day immediately prior to the date of Holder’s election; or (iii) if neither (i) nor (ii) is applicable, the Per Share Price shall be determined in good faith by the board of directors of the Company based on relevant facts and circumstances at the time of the cashless exercise under Section 2.2, including in the case of a change of control of the Company the consideration receivable by the holders of the Common Stock in such change of control.
“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Purchase Warrant” means this Purchase Warrant for Common Stock, as the same may be amended, restated or otherwise modified from time to time, together with any and all replacement and/or substitute warrants issued with respect hereto.
“Shares” means 1,250,000 shares of Common Stock (as may be adjusted pursuant to Section 6).
“Tranche” means each of the Tranche 1 Shares, Tranche 2 Shares, Tranche 3 Shares, Tranche 4 Shares, Tranche 5 Shares and Tranche 6 Shares, as applicable.

“Tranche 1 Shares” means 200,000 shares of Common Stock (as may be adjusted pursuant to Section 6), which shall become exercisable upon such date as the FDA Funding Percentage is greater than or equal to 16%.
“Tranche 2 Shares” means 200,000 shares of Common Stock (as may be adjusted pursuant to Section 6), which shall become exercisable upon such date as the FDA Funding Percentage is greater than or equal to 32%.
“Tranche 3 Shares” means 200,000 shares of Common Stock (as may be adjusted pursuant to Section 6), which shall become exercisable upon such date as the FDA Funding Percentage is greater than or equal to 48%.
“Tranche 4 Shares” means 200,000 shares of Common Stock (as may be adjusted pursuant to Section 6), which shall become exercisable upon such date as the FDA Funding Percentage is equal to 64%.
“Tranche 5 Shares” means 225,000 shares of Common Stock (as may be adjusted pursuant to Section 6), which shall become exercisable upon such date as the FDA Funding Percentage is equal to 82%.
“Tranche 6 Shares” means 225,000 shares of Common Stock (as may be adjusted pursuant to Section 6), which shall become exercisable upon such date as the FDA Funding Percentage is equal to 100%.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Warrant to be duly executed as of the date hereof.

CALIFORNIA RESOURCES CORPORATION

By:	/s/ Francisco J. Leon
	Name:	Francisco J. Leon
	Title:	Executive Vice President, Corporate Development

CA ENERGY INVESTOR, LLC

By:	/s/ Michael Bertuccio
	Name:	Michael Bertuccio
	Title:	Chief Executive Officer

[Signature Page to Purchase Warrant]

[Form to be used to exercise Purchase Warrant]
Date: __________, 20___
The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ shares of common stock, par value $0.01 per share (the “Shares”), of California Resources Corporation, a Delaware corporation (the “Company”), which are classified as Tranche [__] Shares, and hereby [check one]:
☐ makes payment of $_________ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto; or
☐ elects to exercise the Purchase Warrant on a cashless basis and to convert its right to purchase ________ Shares of the Company under the Purchase Warrant for ______ Shares, in accordance with the following formula:
X = Y (A-B)
A
Where    X = the number of Shares to be issued to Holder by the Company
Y = the number of Shares that Holder elects to purchase under this Purchase Warrant (as of the date of such calculation)
A = the Per Share Price which is equal to $_______.
B = the Exercise Price which is equal to $_______ per Share.
Please issue the Shares as to which this Purchase Warrant is exercised and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.
[HOLDER]
By:     _________________________________
Name:
Title:

[Form to be used to assign Purchase Warrant]
ASSIGNMENT
FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto the right to purchase shares of common stock, par value $0.01 per share, of California Resources Corporation, a Delaware corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.
Dated: __________, 20__
[HOLDER]
By:     _________________________________
Name:
Title: